UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 17, 2004 (November 16, 2004)

Panavision Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12391	13-3593063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6219 De Soto Avenue Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

(818) 316-1000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On November 16, 2004, Panavision Inc., a Delaware corporation ("Panavision"), issued 30,610,810 shares of common stock, par value $.01 per share ("Common Stock"), to its controlling stockholder, PX Holding Corporation, a Delaware corporation ("PX Holding") and a wholly-owned subsidiary of MacAndrews & Forbes Holdings Inc., a Delaware corporation ("M&F"), in exchange for all Series D Cumulative Pay-In-Kind Preferred Stock, par value $.01 per share ("Series D Preferred Stock"), and Series E Non-Cumulative Perpetual Participating Preferred Stock, par value $.01 per share ("Series E Preferred Stock"), of Panavision held by PX Holding (the "Exchange"). The Exchange was completed pursuant to a letter agreement, dated November 16, 2004, between Panavision and PX Holding (the "Letter Agreement").

In the transaction, Panavision issued:

•	29,229,120 shares of Common Stock in exchange for all 215,274 shares of Series D Preferred Stock held by PX Holding at an exchange ratio of 125 shares of Common Stock for each $1,000 of outstanding liquidation preference or accrued and unpaid dividends, valuing the Common Stock at $8.00 per share; and

•	1,381,690 shares of Common Stock in exchange for all 1,381,690 shares of Series E Preferred Stock held by PX Holding.

The transaction was unanimously approved by an independent Special Committee of Panavision's Board of Directors. In the Letter Agreement, PX Holding agreed, among other things, to certain restrictions on its ability to acquire Panavision's remaining Common Stock or to transfer the shares it holds. After giving effect to the transaction, PX Holding holds approximately 96.3% of the Common Stock. The transaction follows a May 13, 2004 offer by M&F initially valuing the Common Stock at $7.00 per share.

The Special Committee was represented by independent counsel and retained Peter J. Solomon Company L.P. as its independent financial advisor. In connection with its recommendation that the Board of Directors approve the transaction, the Special Committee received an opinion from Peter J. Solomon Company L.P. that the consideration paid by PX Holding in the transaction was fair, from a financial point of view, to Panavision.

In addition, in connection with the Exchange, Panavision entered into a Second Amendment and Consent, dated as of November 15, 2004 (the "Amendment"), with respect to Panavision's Amended and Restated Credit Agreement, dated as of May 28, 1998, as amended and restated as of January 16, 2004, among Panavision, the several banks and other financial institutions or entities from time to time parties thereto and JPMorgan Chase Bank, as administrative agent.

A copy of the Letter Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference. A copy of the Amendment is attached to this report as Exhibit 10.2 and is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The Common Stock was issued by Panavision in the Exchange on November 16, 2004 in a private transaction exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereunder. PX Holding is an "accredited investor" as defined in Rule 501 of Regulation D. For a description of the consideration received by Panavision in the issuance, see Item 1.01 and Exhibit 10.1.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following the consummation of the Exchange, no shares of Series D Preferred Stock or Series E Preferred Stock were outstanding. Accordingly, effective November 16, 2004, Panavision eliminated the certificates of designation for the Series D Preferred Stock and Series E Preferred Stock. The Certificates of Elimination for the Series D Preferred Stock and Series E Preferred Stock are attached hereto as Exhibits 3.1 and 3.2, respectively, and are each incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Elimination of Series D Preferred Stock
3.2	Certificate of Elimination of Series E Preferred Stock
10.1	Letter Agreement, dated as of November 16, 2004, by and between Panavision Inc. and PX Holding Corporation
10.2	Second Amendment and Consent, dated as of November 15, 2004, with respect to the Amended and Restated Credit Agreement, dated as of May 28, 1998, as amended and restated as of January 16, 2004, among Panavision Inc., the several banks and other financial institutions or entities from time to time parties thereto and JPMorgan Chase Bank, as administrative agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAVISION INC.
Date: November 17, 2004	By:	/s/ Eric W. Golden
	Name:	Eric W. Golden
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Elimination of Series D Preferred Stock
3.2	Certificate of Elimination of Series E Preferred Stock
10.1	Letter Agreement, dated as of November 16, 2004, by and between Panavision Inc. and PX Holding Corporation
10.2	Second Amendment and Consent, dated as of November 15, 2004, with respect to the Amended and Restated Credit Agreement, dated as of May 28, 1998, as amended and restated as of January 16, 2004, among Panavision Inc., the several banks and other financial institutions or entities from time to time parties thereto and JPMorgan Chase Bank, as administrative agent